                                 NET QUOTA SHARE
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2005

                                    issued to

                          James River Insurance Company
                               Richmond, Virginia

                               TABLE OF CONTENTS

    ARTICLE                                                           PAGE

        I         Definitions                                          1
       II         Classes of Business Reinsured                        2
      III         Commencement and Termination                         2
       IV         Territory (BRMA 51A)                                 4
        V         Exclusions                                           4
       VI         Special Acceptances                                  5
      VII         Retention and Limit                                  5
     VIII         Other Reinsurance                                    6
       IX         Reinsurer Expense                                    6
        X         Loss in Excess of Policy Limits/ECO                  7
       XI         Claims and Loss Adjustment Expense                   7
      XII         Salvage and Subrogation                              8
     XIII         Original Conditions                                  8
      XIV         Commission                                           8
       XV         Funds Withheld Account                               9
      XVI         Reports and Remittances                              9
     XVII         Commutation                                         10
    XVIII         Late Payments                                       10
      XIX         Offset (BRMA 36C)                                   11
       XX         Access to Records                                   11
      XXI         Errors and Omissions (BRMA 14F)                     11
     XXII         Currency (BRMA 12A)                                 12
    XXIII         Taxes (BRMA 50C)                                    12
     XXIV         Federal Excise Tax                                  12
      XXV         Reserves                                            12
     XXVI         Insolvency                                          14
    XXVII         Arbitration                                         14
   XXVIII         Service of Suit (BRMA 49C)                          15
     XXIX         Governing Law                                       16
      XXX         Confidentiality (BRMA 69E)                          16
     XXXI         Agency Agreement                                    16
    XXXII         Integration                                         16
   XXXIII         Approval                                            16
    XXXIV         Intermediary (BRMA 23A)                             17

                                 NET QUOTA SHARE
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2005
                   (hereinafter referred to as the "Contract")

                                    issued to

                          James River Insurance Company
                               Richmond, Virginia
                   (hereinafter referred to as the "Company")

                                       by

                           The Reinsurer Executing the
                       Interests and Liabilities Agreement
                                 Attached Hereto
                  (hereinafter referred to as the "Reinsurer")

ARTICLE I - DEFINITIONS

A.    "Net Liability" as used herein is defined as the Company's gross liability remaining after cessions, if any, to other reinsurance inuring to the benefit of this Contract.

B.    "Policies" as used herein shall mean policies, contracts and binders of insurance or reinsurance in force on the effective date hereof or issued or renewed on or after the effective date hereof, and classified by the
      Company as General Casualty, Manufacturers & Contractors and Primary
      Property business.

C.    "Contract Year" as used herein shall mean the period from January 1, 2005 through December 31, 2005, both days inclusive, Local Standard Time, and each subsequent 12-month period (or portion thereof) shall be a separate
      Contract Year.

D.    "Contract Quarter" as used herein shall mean the period from January 1 through March 31, both days inclusive, Local Standard Time; each subsequent three-month period during any Contract Year shall be a separate
      Contract Quarter.

E.    "Occurrence" as used herein shall be the same as the definition of
      Occurrence contained in the Policy or Policies, provided the Occurrence takes place during the term of this Contract.

F.    "Loss Adjustment Expense" as used herein shall mean expenses assignable to the investigation, defense and/or settlement of specific claims, regardless of how such expenses are classified for statutory reporting purposes. Loss Adjustment Expense shall include, but not be limited to, litigation expenses, claims adjusting expenses, expert witnesses expenses, consultants, interest on settlements or judgments and Declaratory

      Judgment Expenses. Loss Adjustment Expense shall not include office expenses or salaries of the Company's regular employees.

G.    "Declaratory Judgment Expense" as used herein shall mean the legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto relating directly to a specific claim brought against a Policy reinsured under this Contract, subject to all of the other terms and conditions of this Contract. The date on which any expense covered hereunder is incurred by the Company will be deemed, in all instances, to be the date of the incident giving rise to the claim being contested. Nothing herein shall be construed to create a separate or distinct Occurrence apart from the original claim brought against the
      Policy.

H.    "Incurred Losses" as used herein shall mean losses and Loss Adjustment
      Expense paid as of the effective date of calculation, plus the case reserves for losses and Loss Adjustment Expense outstanding as of the same date.

I.    "Ultimate Losses" as used herein shall mean Incurred Losses as of the effective date of calculation, plus the incurred but not reported reserves for losses and Loss Adjustment Expense as of the same date.

ARTICLE II - CLASSES OF BUSINESS REINSURED

A.    By this Contract the Company obligates itself to cede to the Reinsurer and the Reinsurer obligates itself to accept quota share reinsurance of the
      Company's Net Liability under the Policies.

B.    The liability of the Reinsurer with respect to each cession hereunder shall commence obligatorily and simultaneously with that of the Company, subject to the terms, conditions and limitations hereinafter set forth.

ARTICLE III - COMMENCEMENT AND TERMINATION

A.    This Contract shall become effective on January 1, 2005, with respect to losses arising out of occurrences on or after that date, and shall continue in force thereafter until terminated.

B.    Either party may terminate this Contract on any December 31 by giving the other party not less than 15 days prior written notice by certified mail.

C.    Notwithstanding the provisions of paragraph B above, the Company may terminate the Reinsurer's percentage share in this Contract at any time by giving written notice to the Reinsurer in the event any of the following circumstances occur:

      1.    The Reinsurer's policyholders' surplus at the beginning of any
            Contract Year has been reduced by more than 30.0% of the amount of surplus 12 months prior to that date; or

      2.    The Reinsurer's policyholders' surplus at any time during any
            Contract Year has been reduced by more than 30.0% of the amount of surplus at the date of the Reinsurer's

            most recent financial statement filed with regulatory authorities and available to the public as of the beginning of that Contract
            Year; or

      3.    The Reinsurer's A.M. Best's rating has been assigned an initial A.M.
            Best's rating below A- or has had an existing A.M. Best's rating downgraded below A- and/or its A.M. Best's financial size category has been initially assigned below VIII or has had an existing A.M.
            Best's financial size category downgraded below VIII and/or its
            Standard & Poor's rating has been assigned an initial rating below
            BBB+ or has had an existing rating downgraded below BBB+ and/or its
            A.M. Best's rating or Standard & Poor's rating has been assigned
            "Not Rated;" or

      4.    The Reinsurer has become merged with, acquired by or controlled by any other company, corporation or individual(s) not controlling the
            Reinsurer's operations previously; or

      5.    A State Insurance Department or other legal authority has ordered the Reinsurer to cease writing business; or

      6.    The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

      7.    The Reinsurer has reinsured its entire liability under this Contract without the Company's prior written consent; or

      8.    The Reinsurer has ceased assuming new and renewal property and casualty treaty reinsurance business.

D.    Notwithstanding the provisions of paragraph B above, the Reinsurer may terminate this Contract at any time by giving written notice to the
      Company in the event any of the following circumstances occur:

      1.    The Company's policyholders' surplus at the beginning of any
            Contract Year has been reduced by more than 30.0% of the amount of surplus 12 months prior to that date; or

      2.    The Company's policyholders' surplus at any time during any Contract
            Year has been reduced by more than 30.0% of the amount of surplus at the date of the Company's most recent financial statement filed with regulatory authorities and available to the public as of the beginning of that Contract Year; or

      3.    The Company's A.M. Best's rating has been downgraded below B++; or

      4.    There is a material change in key personnel without the written consent of the Reinsurer. A material change shall be deemed to have occurred if more than two people herein defined leave the Company:
            Michael Kehoe, Edward Desch, William Kenney, Ann Marie Marson, Brian
            Haney and John Clarke; or

      5.    A State Insurance Department or other legal authority has ordered the Company to cease writing business; or

      6.    The Company has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Company for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.

E.    In the event that any Policy is required by statute or departmental regulation or order to be continued in force, the Reinsurer shall continue to remain liable with respect to each such Policy until the Company may legally cancel, non-renew or otherwise eliminate liability under such
      Policy or Policies.

ARTICLE IV - TERRITORY (BRMA 51A)

The territorial limits of this Contract shall be identical with those of the
Company's Policies.

ARTICLE V - EXCLUSIONS

A. This Contract does not apply to and specifically excludes the following:

      1.    Premium and losses associated with lines of business 17.2 (Other liability - claims-made), 18.1 (Products liability - occurrence) and
            18.2 (Products liability - claims-made) as defined in the Annual
            Statement.

      2.    The Company's liability as a member, subscriber or reinsurer of or participant in any Pool, Syndicate, Association or other combination of insurers (but not excluding the Company's participation in any mandatory insurance plans required by law, except as stipulated in subparagraph 5).

      3.    Nuclear risks as defined in the "Nuclear Incident Exclusion Clause -
            Liability - Reinsurance (U.S.A.)" attached to and forming part of this Contract.

      4.    Reinsurance assumed by the Company under obligatory reinsurance agreements, except agency reinsurance where the Policies involved are to be re-underwritten in accordance with the underwriting standards of the Company and reissued as Company Policies at the next anniversary or expiration date.

      5.    All liability of the Company arising, by Contract, operation of law, or otherwise, from its participation or membership whether voluntary or involuntary, in any Insolvency Fund. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the
            Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to

            be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

      6.    Any loss or damage which is occasioned by war, invasion,
            hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority;
            however, this exclusion shall not apply to any Policy which contains a standard war exclusion.

B.    Nevertheless, in the event of the Company being bound on one or more of the prohibited risks set forth in paragraph A, other than subparagraph 3, without its knowledge, either by an existing insured extending its operations or by an inadvertent acceptance by an agent or otherwise, this
      Contract shall attach in respect of such prohibited risk but only until discovery by the Company and for a period not exceeding five days plus time required to cancel the original Policy thereafter. Furthermore, any exclusion set forth in paragraph A, other than subparagraph 3 shall be waived automatically when, in the opinion of the Company, the exposure excluded therein is incidental to the principal exposure on the risk in question. "Incidental" shall be defined as 30.0% or less of the insured's revenue subject to this Contract.

ARTICLE VI - SPECIAL ACCEPTANCES

The Company may request a special acceptance of reinsurance falling outside the scope of the provisions set forth in this Contract. For purposes of this
Contract, in the event the Reinsurer agrees to a special acceptance, such special acceptance shall be binding. However, if the Reinsurer does not respond to the Company's request for a special acceptance within five full business days of the request, the Reinsurer is deemed to have agreed to such special acceptance. Any special acceptance business covered under the reinsurance contract being replaced by this Contract will be automatically covered hereunder. Further, should a reinsurer become a party to this Contract subsequent to the acceptance of any business not normally covered hereunder, such reinsurer will automatically accept same as being a part of this Contract.

ARTICLE VII - RETENTION AND LIMIT

A.    The Company shall cede to the Reinsurer and the Reinsurer agrees to accept a pro rata percentage of the Company's Net Liability such that the ceded earned premium for the Contract Quarter of January 1, 2005 to March 31,
      2005 is $10,000,000.

B.    The Company shall cede to the Reinsurer and the Reinsurer agrees to accept a pro rata percentage of the Company's Net Liability where such cession percentage is selected by the Company ten or more business days before commencement of each Contract Quarter commencing April 1, 2005, such that the ceded earned premium for the Contract Quarter shall be at least
      $5,000,000 but shall not exceed $13,333,000.

C.    Notwithstanding the provisions of paragraphs A and B, the ceded earned premium in any one Contract Year shall not exceed $40,000,000 in the event the Incurred Losses equal or

      exceed 38.0% of the premium earned as of September 30 in the aforementioned Contract Year.

D.    Notwithstanding the provisions of paragraphs C, in the event the Incurred
      Losses equal or exceed 38.0% of the premium earned as of September 30 in any one Contract Year then the ceded earned premium for the aforementioned
      Contract Year may exceed $40,000,000, but shall not exceed $45,000,000, if such cession amount above $40,000,000 is required by the Company to maintain an A. M. Best's rating of A-.

E.    Notwithstanding the provisions of paragraphs A and B, the Company shall retain 100% of losses and Loss Adjustment Expense greater than 115% of premiums earned in any one Contract Year.

F.    The Company shall purchase or be deemed to have purchased inuring excess facultative reinsurance to limit its loss subject hereto from any one coverage, any one Policy (exclusive of Loss in Excess of Policy Limits or
      Extra Contractual Obligations) to the following amounts:

      1.    General Liability, $1,000,000 each Occurrence.

      2.    Manufacturers & Contractors, $1,000,000 each Occurrence.

      3.    Primary Property, $15,000,000 each Occurrence excluding terrorism,
            $10,000,000 each Occurrence arising from terrorism.

ARTICLE VIII - OTHER REINSURANCE

A.    As respects Primary Property business subject to this Contract, the
      Company shall purchase or be deemed to have purchased the following reinsurance program which shall inure to the benefit of this Contract:

      1.    Per risk, excluding terrorism, $14,500,000 excess $500,000 placed
            100% at 23.0% rate; and

      2.    Catastrophe, $5,000,000 excess $2,000,000 placed 100% at 1.5926%
            rate; and

      3.    Terrorism per risk, $9,500,000 excess $500,000 placed 100% at 75.0%
            rate.

B.    Notwithstanding the provisions of paragraph A, the Company may unilaterally change the inuring reinsurance program if such change does not decrease coverage and does not increase rate. The Company may change the inuring reinsurance program under any circumstances with the mutual agreement of the Reinsurer.

ARTICLE IX - REINSURER EXPENSE

A.    The Reinsurer's expense is 4.5% of ceded earned premium and shall be deducted from, not in addition to, the ceded earned premium (the
      "Reinsurer's Expense").

B.    If commutation has not been effected on or before January 1, 2010 and
      Ultimate Losses equal or exceed 75.0% of the premiums earned then the
      Company shall remit to the Reinsurer an amount equal to 0.25% of the premium earned plus investment income on said amount credited since inception of this Contract at an annual rate of 3.75%.

ARTICLE X - LOSS IN EXCESS OF POLICY LIMITS/ECO

A.    In the event the Company pays or is held liable to pay an amount of loss in excess of its Policy limit, but otherwise within the terms of its
      Policy (hereinafter called "Loss in Excess of Policy Limits") or any punitive, exemplary, compensatory or consequential damages, other than
      Loss in Excess of Policy Limits (hereinafter called "Extra Contractual
      Obligations") because of alleged or actual bad faith or negligence on its part in rejecting a settlement within Policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its policyholder, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action, or in otherwise handling a claim under a Policy subject to this Contract, 90% of the loss in excess of
      Policy limits and/or 90% of the Extra Contractual Obligations shall be added to the Company's loss, if any, under the Policy involved. However, in no event shall the Loss in Excess of Policy Limits and/or the Extra
      Contractual Obligations exceed $5,000,000 in any one Contract Year.

B.    An Extra Contractual Obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

C.    Notwithstanding anything stated herein, this Contract shall not apply to any Loss in Excess of Policy Limits or any Extra Contractual Obligation
      incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

D.    Recoveries under the Company's primary Errors and Omissions insurance which indemnifies or protects the Company against claims that are the subject matter of this Article, and any contribution or subrogation under such insurance, shall inure to the benefit of the Company and the
      Reinsurer and their respective quota share portions under this Contract.

E.    If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public Policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this
      Contract or the enforceability of such provision in any other jurisdiction.

ARTICLE XI - CLAIMS AND LOSS ADJUSTMENT EXPENSE

A.    Losses shall be reported by the Company in summary form as hereinafter provided, but the Company shall notify the Reinsurer immediately when, in the sole judgment of the Company, a specific case involves unusual circumstances or large loss possibilities.

      Further, the Company shall notify the Reinsurer whenever a claim involves a fatality, amputation, spinal cord damage, brain damage, blindness and/or extensive burns, regardless of liability. The Reinsurer shall have the right to participate, at its own expense, in the adjustment of any such losses.

B.    All loss settlements made by the Company, whether under strict Policy conditions or by way of compromise, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its proportion of each such settlement in accordance with Article XVI.

C.    In the event of a claim under a Policy subject hereto, the Reinsurer shall be liable for its proportionate share of Loss Adjustment Expense incurred by the Company in connection therewith, and shall be credited with its proportionate share of any recoveries of such expense.

ARTICLE XII - SALVAGE AND SUBROGATION

The Reinsurer shall be credited with its proportionate share of salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery)
on account of claims and settlements involving reinsurance hereunder. The
Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute, where economically feasible, all claims arising out of such rights.

ARTICLE XIII - ORIGINAL CONDITIONS

A.    All reinsurance under this Contract shall be subject to the same rates, terms, conditions, waivers and interpretations, including reformation, and to the same modifications and alterations as the respective Policies of the Company. The Reinsurer shall be credited with its exact proportion of the original premiums received by the Company, prior to disbursement of any dividends, but after deduction of premiums, if any, ceded by the
      Company for inuring reinsurance.

B.    Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

ARTICLE XIV - COMMISSION

A.    The Reinsurer shall allow the Company a 25.0% commission on all premiums ceded to the Reinsurer hereunder (the "Ceding Commission"). The Company shall allow the Reinsurer return commission on return premiums at the same rate.

B.    It is expressly agreed that the Ceding Commission allowed the Company includes provision for all dividends, commissions, taxes, assessments, and all other expenses of whatever nature, except Loss Adjustment Expense.

ARTICLE XV - FUNDS WITHHELD ACCOUNT

A.    The Company shall establish and maintain a notional account (the "Funds
      Withheld Account") of the following items on a cumulative paid basis:

      1.    Ceded earned premium; minus

      2.    Reinsurer Expense; minus

      3.    Ceding commission; minus

      4.    Ceded losses and Loss Adjustment Expense; plus

      5.    Interest credit as calculated in paragraph C below.

B.    The amounts in subparagraphs 1 through 5 in paragraph A shall be deemed to have been paid in accordance with Article XVI.

C.    The balance of the Funds Withheld Account shall be credited by the Company at the end of each Contract Quarter at a quarterly rate, that when compounded, will result in an annual rate equal to 3.75%. Such quarterly rate will be multiplied by the average daily Funds Withheld Account balance, if positive, for the Contract Quarter.

ARTICLE XVI - REPORTS AND REMITTANCES

A.    Within 45 days after the end of each Contract Quarter, the Company shall report to the Reinsurer:

      1.    Ceded earned premium for the Contract Quarter;

      2.    Ceding commission thereon;

      3.    Ceded losses paid during the Contract Quarter;

      4.    Ceded Loss Adjustment Expense paid during the Contract Quarter.

      The Reinsurer's Expense due on (1) shall be remitted by the Company with its report. Any balance shown to be due the Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Company's report. Payment by the Reinsurer to the Company shall first be made out of the Funds Withheld Account and then out of other funds of the Reinsurer.

B.    Annually, the Company shall furnish the Reinsurer with such information as the Reinsurer may require in order to complete its Annual Statement.
      Within 45 days after the end of each calendar quarter, the Company shall report to the Reinsurer the ceded unearned premiums and ceded outstanding loss reserves as of the end of the calendar quarter.

ARTICLE XVII - COMMUTATION

A.    The Company has the unilateral right to commute this Contract after its expiration and on or before January 1, 2008, in exchange for releasing the
      Reinsurer from all current and future obligations and liabilities. The
      Company shall receive 100% of the Funds Withheld Account, if positive. The
      Reinsurer and Intermediary shall each remit to the Company an amount equal to 0.125% of the ceded earned premium.

B.    Mutual agreement is required to commute this Contract if the effective date of commutation is on or after January 2, 2008.

C.    In the event of commutation on or after January 2, 2008, but on or before
      January 1, 2010, if the Ultimate Losses equal or exceed 75.0% of the premiums earned then the Company shall remit to the Reinsurer an amount equal to 0.25% of the premium earned plus investment income on said amount credited since inception of this Contract at an annual rate of 3.75%.

D.    If the ratio of Ultimate Losses to premium earned cannot be mutually agreed between the Company and Reinsurer at commutation then it shall be determined by an independent third-party actuary who is mutually agreeable to the Company and Reinsurer.

ARTICLE XVIII - LATE PAYMENTS

A.    The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract and may only apply on or after February 25, 2005.

B.    In the event any premium, loss or other payment due either party is not received by the intermediary named in Article XXXIV (hereinafter referred to as the "Intermediary") by the payment due date, the party to which payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

      1.    The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

      2.    0.0001; times

      3.    The amount past due, including accrued interest.

      It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C.    The establishment of the due date shall, for purposes of this Article, be determined as follows:

      1.    As respects any routine payment, adjustment or return due either party, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not
            specifically stated for a given payment, it shall be deemed due 45 business days after the date of transmittal by the Intermediary of the initial billing for each such payment.

      2.    As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of this paragraph C, the due date shall be deemed as 30 business days following transmittal of written notification that the provisions of this
            Article have been invoked.

      For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D.    Any loss settlement made by the Company, whether under the Company's strict Policy conditions or by way of compromise, shall be binding on the
      Reinsurer in proportion to its participation. Any requests for further claims information, investigations, disagreements with settlements or reserves or any other matter relating to any claim shall not in any way change or delay the Reinsurer's settlement and payment obligations set forth in this Contract.

E.    Interest penalties arising out of the application of this Article that are
      $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any
      12-month period.

ARTICLE XIX - OFFSET (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

ARTICLE XX - ACCESS TO RECORDS

By giving the Company not less than 10 business days prior written notice, the
Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

ARTICLE XXI - ERRORS AND OMISSIONS (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such

delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

ARTICLE XXII - CURRENCY (BRMA 12A)

A.    Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.    Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE XXIII - TAXES (BRMA 50C)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

ARTICLE XXIV - FEDERAL EXCISE TAX

A.    The Reinsurer has agreed to allow for the purpose of paying the Federal
      Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B.    In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

ARTICLE XXV - RESERVES

A.    The Reinsurer agrees to fund its share of the Company's ceded United
      States unearned premium and outstanding loss and Loss Adjustment Expense reserves (including incurred but not reported loss reserves) which are in excess of the Funds Withheld Account by:

       1.   Clean, irrevocable and unconditional letters of credit issued or confirmed by a bank or banks meeting the NAIC Securities Valuation
            Office credit standards for issuers of letters of credit and acceptable to the Company; and/or

       2.   Escrow accounts (including trust accounts), meeting the NAIC reinsurance security standards, for the benefit of the Company;
            and/or

       3.   Cash advances;

      if the Reinsurer is unauthorized in any state of the United States of
      America or the District of Columbia having jurisdiction over the Company and if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved

      The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the Company and to the insurance regulatory authorities involved.

B.    With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an "evergreen clause," which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than
      30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

      1.    To reimburse itself for the Reinsurer's share of unearned premiums returned to insureds on account of Policy cancellations, unless paid in cash by the Reinsurer;

      2.    To reimburse itself for the Reinsurer's share of losses and/or Loss
            Adjustment Expense paid under the terms of Policies reinsured hereunder, unless paid in cash by the Reinsurer;

      3.    To reimburse itself for the Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

      4.    To fund a cash account in an amount equal to the Reinsurer's share of any ceded unearned premium and/or outstanding loss and Loss
            Adjustment Expense reserves (including incurred but not reported loss reserves) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

      5.    To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's ceded unearned premium and/or outstanding loss and Loss Adjustment Expense reserves (including incurred but not reported loss reserves), if so requested by the Reinsurer.

      In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1), B(2) or B(4), or in the case of B(3), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

ARTICLE XXVI - INSOLVENCY

A.    In the event of the insolvency of the Company, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the Policy or bond reinsured which claim would involve a possible liability on the part of the
      Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B.    It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York
      Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the company to such payees.

ARTICLE XXVII - ARBITRATION

A.    As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd's London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each
      Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B.    Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this
      Contract as an honorable engagement rather than merely as a legal obligation. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties.
      Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C.    Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

D.    In the event that any arbitration or legal action relating to this
      Contract is brought by a party, reasonable attorneys' fees and costs incurred as a result of such proceeding(s) or action, which shall include legal fees and costs relating to any appeal(s) (hereinafter referred to as
      "Legal Fees"), shall be apportioned and recoverable as follows:

      1.    As respects the non-prevailing party, the proportion that the Party
            Ultimately Prevailing (as defined below) benefits from an award of monetary damages or other relief shall be paid to such prevailing party;

      2.    As respects the prevailing party, the proportion that the
            non-prevailing party benefits from an award of monetary damages or other relief shall be paid to such non-prevailing party.

      The term "Party Ultimately Prevailing" shall mean the party awarded the greater monetary damage or other relief pursuant to the arbitration panel or judicial determination.

E.    Any arbitration proceedings shall take place at Richmond, Virginia, and shall be governed by the laws of the State of Virginia.

ARTICLE XXVIII - SERVICE OF SUIT (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United
States where authorization is required by insurance regulatory authorities)

A.    It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B.    Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

ARTICLE XXIX - GOVERNING LAW

This Contract shall be governed by and construed in accordance with the laws of the State of Virginia.

ARTICLE XXX - CONFIDENTIALITY (BRMA 69E)

The parties acknowledge there may be portions of this Contract, the treaty prospectus or the marketing package that may contain confidential, proprietary information of the Company. The Reinsurer shall maintain the confidentiality of such information concerning the Company or its business and shall not disclose it to any third person without prior written approval; provided, however, that the Reinsurer may be required and is permitted under this Contract to disclose such information in answers to interrogatories, subpoenas or other legal/arbitration processes as well as to the Company's Intermediaries, to the
Reinsurer's retrocessionaires, and applicable intermediaries, or in response to requests by governmental and regulatory agencies. In addition, the Reinsurer may disclose such information to its accountants and to its outside legal counsel as may be necessary.

ARTICLE XXXI - AGENCY AGREEMENT

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

ARTICLE XXXII - INTEGRATION

This agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Contract. This Contract, including the schedules attached hereto (if any), contains the sole and entire
Contract between the parties with respect to the subject matter hereof. Any and all changes to this Contract will not be valid unless and until they are submitted in writing and are properly executed by all parties.

ARTICLE XXXIII - APPROVAL

The Company warrants that it has obtained any and all statutory and regulatory approvals required under any applicable laws for the Company to cede the business covered in this Contract and to assure any accounting benefits whatsoever that it may wish to take, in its sole discretion, for such cession.

ARTICLE XXXIV - INTERMEDIARY (BRMA 23A)

Benfield Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, Loss
Adjustment Expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Inc. Payments by the Company to the Intermediary shall be deemed to constitute payment to the
Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

Richmond, Virginia,      this __29__ day of __March____ in the year _2005__.
                                --              -----                ----

                             /s/ Brian D. Haney
                             --------------------------------------
                             James River Insurance Company
                              Vice President and Chief Actuary

      NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE (U.S.A.)
       (Approved by Lloyd's Underwriters' Fire and Non-Marine Association)

(1)   This reinsurance does not cover any loss or liability accruing to the
      Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)   Without in any way restricting the operation of paragraph (1) of this
      Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2)
      from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited
      Exclusion Provision):

      LIMITED EXCLUSION PROVISION.*

      I.    It is agreed that the policy does not apply under any liability coverage, to
                  (injury, sickness, disease, death or destruction
                  (bodily injury or property damage
            with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy
            Liability Insurance Association, Mutual Atomic Energy Liability
            Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.
     II.    Family Automobile Policies (liability only), Special Automobile
            Policies (private passenger automobiles, liability only), Farmers
            Comprehensive Personal Liability Policies (liability only),
            Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated
            above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.
    III.    The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either
            (a)   become effective on or after 1st May, 1960, or
            (b)   become effective before that date and contain the Limited
            Exclusion Provision set out above;
            provided this paragraph (2) shall not be applicable to Family
            Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on
            New York risks, until 90 days following approval of the Limited
            Exclusion Provision by the Governmental Authority having
            jurisdiction thereof.

(3)   Except for those classes of policies specified in Clause II of paragraph
      (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

            Owners, Landlords and Tenants Liability, Contractual Liability,
            Elevator Liability, Owners or Contractors (including railroad)
            Protective Liability, Manufacturers and Contractors Liability,
            Product Liability, Professional and Malpractice Liability,
            Storekeepers Liability, Garage Liability, Automobile Liability
            (including Massachusetts Motor Vehicle or Garage Liability)

      shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision
      (specified as the Broad Exclusion Provision):

      BROAD EXCLUSION PROVISION.*

      It is agreed that the policy does not apply:
      I.    Under any Liability Coverage to
                  (injury, sickness, disease, death or destruction
                  (bodily injury or property damage
            (a)   with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by
                  Nuclear Energy Liability Insurance Association, Mutual Atomic
                  Energy Liability Underwriters or Nuclear Insurance Association
                  of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability;
                  or
            (b)   resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the
                  Atomic Energy Act of 1954, or any law amendatory thereof, or
                  (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the
                  United States of America, or any agency thereof, with any
                  person or organization.

     II.    Under any Medical Payments Coverage, or under any Supplementary
            Payments Provision relating to
                  (immediate medical or surgical relief
                  (first aid,
            to expenses incurred with respect to
                  (bodily injury, sickness, disease or death
                  (bodily injury
            resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.
    III.    Under any Liability Coverage to
                  (injury, sickness, disease, death or destruction
                  (bodily injury or property damage
            resulting from the hazardous properties of nuclear material, if
            (a)   the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;
            (b)   the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored,
                  transported or disposed of by or on behalf of an insured; or
            (c)   the
                       (injury, sickness, disease, death or destruction
                       (bodily injury or property damage
                  arises out of the furnishing by an insured of services,
                  materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United
                  States of America, its territories, or possessions or Canada, this exclusion (c) applies only to
                       (injury to or destruction of property at such nuclear
                       facility
                       (property damage to such nuclear facility and any
                       property thereat.
     IV. As used in this endorsement:
            "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material", "special nuclear material", and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof;
            "nuclear facility" means
            (a)   any nuclear reactor,
            (b)   any equipment or device designed or used for (1) separating the isotopes ofuranium or plutonium, (2) processing or
                  utilizing spent fuel, or (3) handling processing or packaging waste,
            (c)   any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located
                  consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,
            (d)   any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such
                  operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable
                  material;
                 (With respect to injury to or destruction of property, the word
                 "injury" or "destruction,"
                 ("property damage" includes all forms of radioactive
                 contamination of property,
                (includes all forms of radioactive contamination of property.
      V.    The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to
                  (i)  Garage and Automobile Policies issued by the Reassured on
                       New York risks, or
                 (ii)  statutory liability insurance required under Chapter 90,
                       General Laws of Massachusetts, until 90 days following
                       approval of the Broad Exclusion Provision by the
                       Governmental Authority having jurisdiction thereof.
(4)   Without in any way restricting the operation of paragraph (1) of this
      Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the
      Canadian Underwriters' Association or the Independent Insurance Conference
      of Canada.

--------------------------------------------------------------------------------
*NOTE.   The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a
         Broad Exclusion Provision containing those words.

                                 NET QUOTA SHARE
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2005

                                    issued to

                          James River Insurance Company
                               Richmond, Virginia

                 REINSURERS                                 PARTICIPATIONS

E+S Reinsurance (Ireland) Limited                              20.0%
Hannover Reinsurance (Ireland), Ltd.                           80.0%

TOTAL                                                         100.0%

                       INTERESTS AND LIABILITIES AGREEMENT

                                       of

                        E+S Reinsurance (Ireland) Limited
                                 Dublin, Ireland
            (hereinafter referred to as the "Subscribing Reinsurer")

                               with respect to the

                                 NET QUOTA SHARE
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2005

                         issued to and duly executed by

                          James River Insurance Company
                               Richmond, Virginia

The Subscribing Reinsurer hereby accepts a 20.0% share in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above.

This Agreement shall become effective on January 1, 2005, and shall continue in force until terminated in accordance with the provisions of the attached
Contract.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing
Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Dublin, Ireland,      this 8th day of April in the year 2005.

                               /s/ illegible
                             ----------------------------------------
                             E+S Reinsurance (Ireland) Limited

                       INTERESTS AND LIABILITIES AGREEMENT

                                       of

                      Hannover Reinsurance (Ireland), Ltd.
                                 Dublin, Ireland
            (hereinafter referred to as the "Subscribing Reinsurer")

                               with respect to the

                                 NET QUOTA SHARE
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2005

                         issued to and duly executed by

                          James River Insurance Company
                               Richmond, Virginia

The Subscribing Reinsurer hereby accepts an 80.0% share in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above.

This Agreement shall become effective on January 1, 2005, and shall continue in force until terminated in accordance with the provisions of the attached
Contract.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing
Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Dublin, Ireland,    this 8th day of April in the year 2005.

                               /s/ illegible
                               ------------------------------------------
                             E+S Reinsurance (Ireland) Limited